Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

END FUEL CORP.

(Name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

3652

(Primary Standard Industrial Classification Code Number)

_________

(I.R.S. Employer Identification Number)

18775 SW 27th Court

Miramar, FL 33029

(786) 487-9367

(Address, including zip code, and telephone number,

Including area code, of registrant's principal executive offices)

Alfred Fernandez

18775 SW 27th Court

Miramar, FL 33029

(786) 487-9367

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration fee

Common stock, par value $0.0001 per share	1,000,000	$0.025(1)	$25,000	$2(2)

[1]      No exchange or over-the-counter market exists for End Fuel Corp’s. common stock.  End Fuel Corp .intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB after this registration becomes effective and the Company has completed its offering). The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]      Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ii

PROSPECTUS

SUBJECT TO COMPLETION, DATED _______, 2010

END FUEL CORP.

1,000,000 shares of Common Stock

Securities Being Offered by End Fuel Corp.	End Fuel Corp. is offering 1,000,000 shares at an offering price of $0.025 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering and 100% of the proceeds from this offering will be received by the Company.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. End Fuel Corp. will pay all such costs, which it believes to be $5,700. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

	Per Share (Non Minimum)	If Maximum Sold by End Fuel Corp. (1,000,000)
Price to Public	$0.025	$0.025
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.025	$25,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

End Fuel Corp. is a development stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for End Fuel Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

Since becoming incorporated, End Fuel Corp. has not made any significant sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does its stockholder have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholder has plans or intentions to be acquired. End Fuel Corp. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is ______________, 2010

SUMMARY INFORMATION

The Offering

End Fuel Corp.'s common stock is presently not traded on any market or securities exchange. 5,500,000 shares of restricted common stock are issued and outstanding as of the date of this prospectus.

End Fuel Corp is offering up to 1,000,000 shares of common stock at an offering price of $0.025 per share. There is currently no public market for the common stock. End Fuel Corp intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB) after this registration becomes effective and the Company has completed its offering.  Currently, there is no trading symbol assigned. End Fuel Corp’s sole Officer and Director owns 1,000,000 shares of Restricted Common Stock and has voting control of an additional 2,000,000 shares of restricted common stock for four (4) minor aged children. If End Fuel Corp is unable to sell its stock and raise money, End Fuel Corp’s business would fail as it would be unable to complete its business plan and any investment made into the Company would be lost in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7.

Company History

Unless otherwise indicated, any reference to End Fuel Corp or as “we”, “us”, or “our” refers to End Fuel Corp. End Fuel Corp. is a development stage company that was incorporated on June, 2008, under the laws of the State of Florida. Our fiscal year end is August 31, 2010. The principal offices are located at 18775 SW 27th Court Miramar, FL 33029 (786) 487-9367

Since becoming incorporated, End Fuel Corp. has not been involved in any mergers or consolidations. End Fuel Corp. has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

We are a development stage company to market and sell through distribution channels throughout the United States and foreign territories children’s intellectual properties, including original children’s music, videos and discs. Emphasis will be placed on creating original children’s music having a CD format that is personalized for the child’s individual name and download songs on the internet.

We have not generated any revenues to date and our activities have been limited to developing our plan of operations. We have completed the recording of 35 original children’s songs having the songs recorded in over 200 children’s names. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

As of August 31, 2010, the date of company's last audited financial statements, End Fuel Corp. has raised $27,500 through the sale of common stock.  This sale was a purchase of 1,000,000 shares by the Company’s sole officer and director, Alfred Fernandez and 4,500,000 shares for the application of the down payment of the purchase agreement for children’s intellectual property.

End Fuel Corp.’s current liabilities from inception to August 31, 2010 are $6,364. This expense is relating to corporate start-up, legal and accounting fees.  The Company anticipates an expense of $5,700 relating to SEC filing expenses and printing for this filing. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of End Fuel Corp. filed with this prospectus.

Management

Currently, End Fuel Corp. has one (1) Officer/Director, Alfred Fernandez. Our sole Officer/Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

Our management has no technical training and experience with marketing and developing children’s music and products. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry.

Management's decisions and choices may not take into account standard business or managerial approaches that children’s entertainment companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

Summary of Financial Data

As of August 31, 2010

Revenues	$0

Operating Expenses including Current Liabilities	$6,384

Earnings (Loss)	$(6,384)

Total Assets	$267,500

Working Capital (deficit)	$(1,384)

Shareholder’s Equity (deficit)	$21,116

RISK FACTORS

An investment in a children’s entertainment company with no history of operations such as ours involves an unusually high amount of risk, unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

RISKS ASSOCIATED WITH END FUEL CORP.:

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your entire investment.

Our success is dependent on current management, who may be unable to devote sufficient time to the development of our business; this potential limitation could cause the business to fail.

The Company is heavily dependent on our sole Officer and Director, Alfred Fernandez.  If something were to happen to him, it would greatly delay the Company’s planned marketing and development of its children’s property. Furthermore, there is no assurance that suitable people could be found to replace Mr. Fernandez. In that instance, the Company may be unable to further its business plan.

Additionally, Mr. Fernandez is employed outside of End Fuel Corp.  Mr. Fernandez has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of our business for the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to End Fuel Corp., and as a result End Fuel Corp. would be unable to develop its business plan.

If we expand our operations and fail to manage the resulting growth effectively, our business will be harmed.

Our plans include obtaining additional children’s intellectual properties, producing and marketing to distributors. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on researching our product line carefully, some products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We intend to enter into markets where the climate is favorable to our business. However, we may be unable to enter such markets successfully.  Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

We will incur increased costs as a result of being a public company

As a public company, we incur significant legal, accounting and other expenses that a private company does not incur. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and stock exchanges has required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, as a result of becoming a public company, we need to create additional board committees and adopt additional policies regarding internal controls and disclosure controls and procedures. We will incur additional costs associated with public company reporting requirements and compliance with the internal controls of Section 404 of the Sarbanes-Oxley Act of 2002. We also expect these new rules and regulations will make it more difficult and more expensive for us to obtain directors' and officers' liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

RISKS ASSOCIATED WITH THIS OFFERING:

Since our company’s sole officer and director currently controls 55% of the outstanding common stock and voting rights, investors may find that his decisions are contrary to their interests.

The Company’s sole officer and director controls 55% of the outstanding shares and will control over 46% after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.

We currently have only one officer and director, Alfred Fernandez.  As such, he is solely responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002.

When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities and Exchange Commission.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to our existing shareholder. This means that if we sell shares of our common stock, more shares will be outstanding and our existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of the existing shareholder. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

There is currently no market for End Fuel Corp’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for End Fuel Corp’s common stock. If a market develops, it is anticipated that the market price of End Fuel Corp’s common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of End Fuel Corp’s anticipated marketing plan;
•	The market price of the products End Fuel Corp. anticipates marketing; and
•	The ability to hire and retain competent personal in the future.

End Fuel Corp. expects to apply for quotation on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

End Fuel Corp. has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

End Fuel Corp. has limited financial resources at present; as of August 31 it had $5,000 of cash on hand with liabilities of $246,384.  If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of End Fuel Corp’s stock to general administrative functions. If End Fuel Corp. is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become quoted on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on End Fuel Corp’s business and would likely cause it to fail.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$6,250	$12,500	$18,750	$25,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Legal and Accounting	$3,700	$3,700	$3,700	$3,700
SUB-TOTAL	$5,700	$5,700	$5,700	$5,700

Less:
Marketing	$550	$5,800	$10,000	$15,000
Travel	$0	$500	$1,000	$1,250
Reports	$0	$500	$500	$1,500
SUB-TOTAL	$550	$6,800	$10,500	$17,750

Less: ADMINISTRATION EXPENSES
Office, Telephone, Internet	$0	$0	$1,550	$1,550
SUB-TOTAL	$0	$0	$1,550	$1,550

TOTALS	$6,250	$12,500	$18,750	$25,000

The above figures represent only estimated costs.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement under the 1933 Act as amended and maintaining the status of a Reporting Company.

A total of $5,000 has been raised from the sale of stock to our sole Officer and Director - this stock is restricted and is not being registered in this offering. Additionally, we raised $22,500 from the sale of stock as used for the down payment of $22,500 to acquire our children’s intellectual property portfolio - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $5,700. As of August 31, 2010, End Fuel Corp. had a balance (less outstanding checks) of $5,000 in cash with liabilities of $246,384.

One of the purposes of the offering is to create an equity market, which allows End Fuel Corp. to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. End Fuel Corp’s offering price for shares sold pursuant to this offering is set at $0.025. Our sole Officer and Director paid $0.005 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for End Fuel Corp’s stock) and the high level of risk considering the lack of operating history of End Fuel Corp.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception in July, 2010. The Company’s sole officer and director paid $0.005 per share, a difference of $0.020 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.004
Potential gain to existing stockholder	$0.021
Net tangible book value per share after offering	$0.007
Increase to present stockholders in net tangible book value per share after offering	$0.003
Capital contributions	$25,000
Number of shares outstanding before the offering	5,500,000
Number of shares after offering held by existing stockholders	5,500,000
Existing Stockholder’s Percentage of ownership after offering	84.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Net tangible book value per share after offering	$0.007
Increase in net tangible book value per share after offering	$0.003
Dilution per share	$0.004
Capital contributions by purchasers of shares	$25,000
Capital contributions by existing stock holders	$27,500
Percentage capital contributions by purchasers of shares	47.6%
Percentage capital contributions by existing stockholders	52.4%
Anticipated net offering proceeds	$19,300
Number of shares after offering held by public investors	1,000,000
Total shares issued and outstanding	6,500,000
Purchasers of shares percentage of ownership after offering	15.4%
Existing stockholder’s percentage of owner ship after offering	84.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Net tangible book value per share after offering	$0.006
Increase in net tangible book value per share after offering	$0.003
Dilution per share	$0.003
Capital contributions by purchasers of shares	$18,750
Capital contributions by existing stock holders	$27,500
Percentage capital contributions by purchasers of shares	40.5%
Percentage capital contributions by existing stock holders	59.5%
Anticipated net offering proceeds	$13,050
Number of shares after offering held by public investors	750,000
Total shares issued and outstanding	6,250,000
Purchasers of shares percentage of ownership after offering	12.0%
Existing stockholder’s percentage of ownership after offering	88.0%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Net tangible book value per share after offering	$0.006
Increase in net tangible book value per share after offering	$0.002
Dilution per share	$0.004
Capital contributions by purchasers of shares	$12,500
Capital contributions by existing stockholders	$27,500
Percentage capital contributions by purchasers of shares	31.2%
Percentage capital contributions by existing stock holders	68.8%
Anticipated net offering proceeds	$6,800
Number of shares after offering held by public investors	500,000
Total shares issued and outstanding	6,000,000
Purchasers of shares percentage of ownership after offering	8.3%
Existing stockholder’s percentage of ownership after offering	91.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Net tangible book value after offering	$0.005
Increase in net tangible book value per share after offering	$0.001
Dilution per share	$0.004
Capital contributions by purchasers of shares	$6,250
Capital contributions by existing stock holders	$27,500
Percentage capital contributions by purchasers of shares	18.5%
Percentage capital contributions by existing stock holders	81.5%
Anticipated net offering proceeds	$550
Number of shares after offering held by public investors	250,000
Total shares issued and outstanding	5,750,000
Purchasers of shares percentage of ownership after offering	4.3%
Existing stockholder’s percentage of ownership after offering	95.7%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 1,000,000 common shares being offered by End Fuel Corp. at $.025 per share with no minimum offering requirement.

Company Offering

End Fuel Corp. is offering for sale common stock. If End Fuel Corp. is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

In connection with the Company’s selling efforts in the offering, Alfred Fernandez our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Fernandez is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Fernandez will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Fernandez is not, nor has she been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Fernandez will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Fernandez will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.  We plan to offer 1,000,000 common shares at a price of $0.025 per share.  We will not sell any of the 1,000,000 common shares until the registration statement becomes effective.

Common Stock

As of August 31, 2010, there are 5,500,000 shares of common stock issued and outstanding.  3,000,000 shares are held and controlled by our sole Officer / Director, Alfred Fernandez.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of End Fuel Corp’s capital stock issued and outstanding and entitled to vote represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Schneider Weinberger & Beilly LLP, 2200 N.W. Corporate Blvd., Suite 210, Boca Raton, FL, 33431, (561) 362-9595,  fax (561) 362-9612, legal counsel, has provided an opinion on the validity of End Fuel Corp.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Lake & Associates CPA's, 1905 Wright Blvd, Schaumburg, IL  60193, Office 847.524.0800 Fax 847.524.1655 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding End Fuel Corp’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

General

End Fuel Corp. was incorporated in June, 2008, in the state of Florida. End Fuel Corp. has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, End Fuel Corp. has not been involved in any mergers, acquisitions or consolidations. End Fuel Corp. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

We intend to commence operations as a development stage company. We intend to market as an independent children’s developer of intellectual property and products and sell through independent distribution channels throughout the United States and foreign territories. Emphasis will be placed on developing children’s intellectual properties with focus on personalized children’s music.  We have acquired 35 individual songs that have been personalized with individual children’s names.  These are just a few of the intended children’s intellectual properties in our line of offerings to be developed.

 Unless otherwise indicated, any reference to End Fuel Corp. or “we”, “us”, “our”, etc. refers to End Fuel Corp.

Our Competition

Almost all of our competitors and potential competitors presently have considerably greater financial and other resources, experience in market penetration than us. Management believes that we may be able to distinguish our products by introducing new and innovative children’s products in an industry that has been docile.

Similarly, in our children’s entertainment business, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Strategy and Products

We believe that there is a strong need for children’s intellectual properties and products having a personalized approach. Through our intended product line offering, we intend to create real product awareness that encourage the consumer to purchase and listen to the music on many occasions with multiple people in attendance. We intend to distribute our children’s products through independent distributors. Our strategy is keeping the consumer and user satisfied with creative children’s music and products.

Sales and Marketing

We intend to employ a consultant whose responsibility will be to visit independent distributors and other merchants throughout the United States and foreign territories to market our children’s intellectual properties and products. We intend to develop a non-salaried, sales commission only sales representative organization responsible to handle specialized foreign territory distributors.

Advertising

We intend to advertise in trade journals, children’s consumer magazines, and the utilization of our various web portals. We will also seek to enter into strategic arrangements with businesses that we feel are complementary to our business. We believe that we will also gain interest from other web sites, trade journals and consumer magazines for public relations.

Our Office

The principal offices are located at 18775 SW 27th Court, Miramar, FL 33029, (786) 487-9367. The business office is located in the home of Alfred Fernandez, our sole officer and director, at no charge.

Our Employees

Other than our sole officer and director, Alfred Fernandez, we have no employees.  Assuming financing can be obtained, management expects to secure the services of consultants as necessary to implement our business plan.

LEGAL PROCEEDINGS

End Fuel Corp. is not currently a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. End Fuel Corp. anticipates applying for trading of the common stock on either the OTCBB or Pink Sheets upon the effectiveness of the registration statement of which this prospectus forms a part. However, End Fuel Corp. can provide no assurance that its shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of the Common Stock

As of the date, of this registration statement, End Fuel Corp. had nine (9) registered shareholders (including four (4) minor aged children).  Alfred Fernandez, sole Officer and Director, currently owns 1,000,000 and controls an additional 2,000,000 common shares (as custodian or four (4) minor aged children), which represent 55% of the issued and outstanding common stock.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, End Fuel Corp. has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on June 2, 2008 in the State of Florida, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.  We intend to commence operations as a development stage company. We intend to market as an independent children’s developer of intellectual property and products and sell through independent distribution channels throughout the United States and foreign territories. Emphasis will be placed on developing children’s intellectual properties with focus on personalized children’s music.  We have obtained 35 individual songs that have been personalized having individual children’s names.  These are just a few of the intended children’s intellectual properties in our line of offerings to be developed.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments and loans by others in our Company. We must raise cash to implement our project and begin our operations. Over the 12 month period starting upon the effective date of this registration statement, our Company must raise capital to implement its Plan of Operations. We aim to raise the capital by investors investing and loaning in our startup company. The Company activities and related expenses will be affected by the proceeds from sales of shares in this offering received by the Company as discussed in our Plan of Operations below.

We have only one Officer and one Director who is one and the same person. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.

When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital to implement its Plan of Operation. We aim to raise the capital by investors investing in our startup company. The planned development activities and related expenses will be affected by the proceeds from sales of shares in this offering received by the Company as discussed in Plan of Operations below.

Management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its sole officer and director appears sufficient at this time.  The Company has not paid for any expenses on behalf of any director.

Plan of Operations

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to start providing our children’s intellectual properties and products to market through independent distributors and through downloads on the internet. Of the current original thirty-five (35) children’s songs of which we have in our children’s intellectual portfolio, the initial twelve (12) songs as follows will be marketed having two-hundred (200) individual children’s names:

1)	“Wake Up”	7)	“Raccoon Advice”
2)	“Animal Sounds”	8)	“A Smile On Your Face”
3)	“Proper Manners”	9)	“Sea Captain”
4)	“The Fair”	10)	“The Ha-Ha Song”
5)	“Believe In Yourself”	11)	“Family”
6)	“The Gift Of Love”	12)	“ A Little Lullaby”

Since inception (June 2, 2008) to August 31, 2010, we have spent a total of $262,500 to acquire the children’s intellectual property consisting of thirty-five (35) original songs produced for over two-hundred (200) individual names. The company has not generated any revenue from business operations. All proceeds expended by the company are the result of the sale of common stock and loans.

The company incurred expenditures of $5,700 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $684 for general administrative costs.

Since inception, the majority of the company's time has been spent refining its business plan and marketing model, conducting industry research, acquiring children’s intellectual property and preparing for a primary financial offering.

Contingent upon this offering and once the proceeds are raised, we should begin approximately 150 days from the date the prospectus herein becomes effective.  We currently do not have any verbal or written agreement regarding the marketing of our children’s intellectual properties.

Results of Operations for the Period from Inception through August 31, 2010

We have not earned any revenues from our incorporation on June 2, 2008 to August 31, 2010.  We do not anticipate earning revenues unless we enter into commercial marketing of our children’s intellectual property. We have not commenced the development stage of our business and can provide no assurance that we will achieve economic realization on our intellectual properties.

We incurred operating expenses in the amount of $6,384 for the period from our inception on June 2, 2008 to August 31, 2010. These operating expenses were comprised of bookkeeping, audit and legal fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue development activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. End Fuel Corp. was incorporated in the State of Florida on June 2, 2008; we are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

We are seeking equity financing though this offering to provide for the capital required to source our initial development programs. Equity financing could result in additional dilution to our existing shareholder. There is no assurance we will receive the required financing to complete our development programs.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, End Fuel Corp. does not have sufficient funds to address the administrative costs of this offering. This assumption is based on the fact that, as of August 31, 2010, we had cash on hand of $5,000 with $246,384 of liabilities.  We have accrued a total of $5,700 of expenses relating to this offering.

The Company’s sole officer and director, Mr. Fernandez, has indicated that he may be willing to provide a maximum of $10,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

We have no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring employees over the next twelve months.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Intellectual Property

The Company capitalizes costs of acquiring or developing intellectual properties at the lower of cost or market. The Company begins amortizing intellectual property costs, using the straight-line method over the estimated useful life of the intellectual property, once it was put into service. At August 31, 2010, the intellectual properties have not been put into service.

At August 31, 2010, the company owned 35 children’s songs mastered in approximately 200 children’s names as follows:

No.	Title	Time	No.	Title	Time	No.	Title	Time
1.	The Itchy Sneezy Allergy Blues	3:07	13.	My Teddy Bear	2:02	25.	The Rock-A-Bye Baby Rock	3:08
2.	Family	3:02	14.	Waltz With Me	2:18	26.	Funny Bone Song	2:42
3.	On The Farm	3:02	15.	This Happy Wonderful Day	2:02	27.	The Gift Of Love	2:21
4.	A Big, Bright, Beautiful World	3:02	16.	Those Little Worries	2:25	28.	You’re Special To Me	2:04
5.	Monkey In The Tree	3:03	17.	Jack And Jill	2:04	29.	A Smile Upon Your Face	2:03
6.	The Ha Ha Song	3:02	18.	The Scaredy Cat Lion	2:03	30.	Catch Me If You Can	2:02
7.	Creation Imagination	3:06	19.	Best Friend	3:04	31.	Advice From A Roving Raccoon	2:05
8.	Believe In Yourself	3:01	20.	Make That Wish	2:00	32.	Animal Sounds	2:05
9.	Alphabet Island	3:02	21.	The Sailer Song	1:58	33.	Your Lullaby	3:04
10.	To The Fair We Go	3:00	22.	The Bad Day	3:02	34.	Two Lucky Friends	2:04
11.	Wake Up	3:01	23.	The Sea Captain	3:03	35.	Proper Manners	3:02
12.	Small Fry Blues	1:57	24.	Through Your Dreams	3:12

Development Expenditures

All development expenditures are expensed as incurred. Significant property acquisition payments for active development properties are capitalized.

Goodwill

In accordance with ASC Topic 350, “Intangibles-Goodwill and Other,” at least annually goodwill is tested for impairment by applying a fair value based test.  In assessing the value of goodwill, assets and liabilities are assigned to the reporting units and a discounted cash flow analysis is used to determine fair value. There was no impairment loss revealed by this test as of August 31, 2010.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.  Derivative financial instruments are initially measured at their fair value.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

End Fuel Corp’s executive officer and director and her respective age as of August 31, 2010 are as follows:

Directors:

Name of Director	Age
Alfred Fernandez 18775 SW 27th Court Miramar, FL 33029	46

Executive Officers:

Name of Officer	Age	Office
Alfred Fernandez 18775 SW 27th Court Miramar, FL 33029	46	President, Chief Financial Officer, Chief Executive Officer and sole Director

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years

Alfred Fernandez, CEO, CFO, President, and Member of the Board of Directors:

Alfred Fernandez has served as Chief Financial Officer of MediaNet Group Technologies, Inc. from July 2007 to July, 2010. Prior to joining the MediaNet Group Technologies, Inc., Mr. Fernandez served as Chief Financial Officer of Money Express Financial Corp., a privately traded international money service company from 2004 to May 2007.  Mr. Fernandez is an active CPA and has a J.D. from Seton Hall University and a B.A. in Accounting from Rutgers University.

The Company believes that Mr. Fernandez’s finance experience make him well suited to serve as our sole officer and director. Mr. Fernandez will be able to spend up to 10 hours per week on the development of End Fuel Corp. at no cost to the Company.

End Fuel Corp’s sole Officer and Director has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Alfred Fernandez Director, President	From Inception to2010	$0	0	0	0	0	0	0

There has been no cash payment paid to the sole executive officer for services rendered in all capacities to us for the period ended August 31, 2010. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended August 31, 2010.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

End Fuel Corp. did not grant any stock options to the executive officer during the most recent fiscal period ended August 31, 2010. End Fuel Corp. has also not granted any stock options to the executive officer since incorporation, June 2, 2008.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

End Fuel Corp. has no significant employees other than the sole officer and director described above, whose time and efforts are being provided to End Fuel Corp. without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to End Fuel Corp. to own more than 5% of the outstanding common stock as of August 31, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Alfred Fernandez 18775 SW 27th Court Miramar, FL 33029	3,000,000 shares (1)	55%
	Tammi Shnider 3764 Moon Bay Circle, Wellington, FL 33414	2,000,000 shares	36%
All Officers and Directors as a Group (1 person – Alfred Fernandez)		3,000,000 shares	55%

____________

1)   Includes 2,000,000 held in the name of four (4) minor aged children (ages 9, 7, 4 and 1)

The percent of class is based on 5,500,000 shares of common stock issued and outstanding as of August 31, 2010.  Alfred Fernandez, the sole officer and director, was issued 1,000,000 common shares in August 2010 for consideration of $5,000, which represents 18% of the current outstanding stock..

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Alfred Fernandez as sole officer and director of End Fuel Corp.  is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of End Fuel Corp., we have not entered into any agreements that require disclosure to our shareholders.

On June 2, 2008, Steven Adelstein (former sole officer and director) paid incorporation and administrative costs of $684 on behalf of the Company.  This was booked as a loan from related party. The loan is payable on demand and without stated interest. Tammi Shnider (the daughter of Steven Adelstein, the former sole officer and director) was the controlling owner of the intellectual property that was sold to End Fuel Corp. on July 31, 2010. The purchase price of $262,500 was negotiated at arm’s length with the sole officer and director of End Fuel Corp. and, as a result, Tammi Shnider and seven (7) other individuals (including four (4) minor aged children) received 4,500,000 common shares of End Fuel Corp. as partial consideration for the purchase of the children’s intellectual property.

The Company’s sole officer and director, Mr. Fernandez, has indicated that he may be willing to provide a maximum of $10,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

THE SEC’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

End Fuel Corp. has not engaged the services of a registrar and transfer agent for our shares of common stock.  We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for End Fuel Corp. by Schneider Weinberger & Beilly LLP, 2200 N.W. Corporate Blvd., Suite 210, Boca Raton, FL, 33431, (561) 362-9595, fax (561) 362-9612

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549.

Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

END FUEL CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

AUGUST 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of End Fuel Corp.

We have audited the accompanying balance sheet of End Fuel Corp. (a development stage enterprise)(the “Company”) as of August 31, 2010 and the related statements of operations, stockholders’ equity/(deficit), and cash flows for the period from June 2, 2008 (inception) through August 31, 2010. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of End Fuel Corp. (a Florida corporation) as of August 31, 2010 and the results of its operations and its cash flows for the period June 2, 2008 (inception) through August 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (June 2, 2008) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

Schaumburg, Illinois

September 15, 2010

1905 Wright Boulevard

Schaumburg, IL 60193

Phone: 847-524-0800

Fax: 847-524-1655

END FUEL CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

(Audited)

August 31, 2010

ASSETS

CURRENT ASSETS:
Cash	$5,000
Total Current Assets	5,000

OTHER ASSETS:
Intellectual Property	262,500

Total Assets	$267,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	5,700
Loan from Related Party	684
Total Current Liabilities	6,384
LONG-TERM LIABILITIES:
Note Payable	240,000

Total Liabilities	246,384

STOCKHOLDERS' EQUITY/(DEFICIT):
Authorized
100,000,000 shares of common stock, $0.001 par value
Issued and Outstanding
5,500,000 shares of common stock at August 31, 2010	5,500
Additional Paid in Capital	22,000
Deficit accumulated during the development stage	(6,384)
Total Stockholders' Equity (Deficit)	21,116

Total Liabilities and Stockholders' Equity/(Deficit)	$267,500

The accompanying notes are an integral part of these statements.

END FUEL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Audited)

Cumulative results of
operations from
June 2, 2008 (Inception)
to August 31, 2010

Revenues:	$—

Expenses:
Legal and Accounting	5,700
Administrative & General	684
Amortization	0

Total Expenses	6,384

Net (loss) before Income Taxes	(6,384)

Provision for Income Taxes	—

Net (loss)	$(6,384)

Basic and diluted net loss per common share	(0.001)

Weighted average number of common shares outstanding	5,359,375

The accompanying notes are an integral part of these statements.

END FUEL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)

FROM JUNE 2, 2008 (INCEPTION) THROUGH AUGUST 31, 2010

(Audited)

			Additional	Accumulated	Total
	Common Stock		Paid-in	(Deficit) During	Stockholders'
Par Value of $0.001	Shares	Amount	Capital	Development Stage	Equity/(Deficit)

Balance at June 2, 2008 (date of inception)	—	$—	$—	$—	$—

Common stock issued July 30, 2010	1,000,000	1,000	4,000	—	5,000
Common stock issued July 31, 2010	4,500,000	4,500	18,000	—	22,500

Net (loss) for the period from inception on June 2, 2008 to August 31, 2010	—	—	—	(6,384)	(6,384)

Balance at August 31, 2010	5,500,000	5,500	22,000	(6,384)	21,116

The accompanying notes are an integral part of these statements.

END FUEL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Audited)

Cumulative from
June 2, 2008 (Inception)
through August 31, 2010
OPERATING ACTIVITIES:
Net loss	$(6,384)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase in amortization	—
Increase (decrease) in accounts payable and accrued expenses	5,700
Acquisition of intellectual property	—

Net cash provided by (used in) operating activities	(684)

INVESTING ACTIVITIES:

FINANCING ACTIVITIES:
Increase in due to related parties	684
Increase in notes payable	—
Proceeds from issuance of common stock	5,000

Net cash provided by (used in) financing activities	5,684

NET INCREASE (DECREASE) IN CASH	5,000

CASH BEGINNING BALANCE	—

CASH ENDING BALANCE	$5,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$—
Interest paid	$—

NON-CASH TRANSACTIONS AFFECTING OPERATING AND FINANCING ACTIVITIES:
Issuance of common stock for acquisition of intellectual property	$22,500
Issuance of notes payable for acquisition of intellectual property	$240,000

The accompanying notes are an integral part of these statements.

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

End Fuel Corp. (“Company”) is in the initial development stage commencing development operations in April, 2010 and has incurred losses since inception totaling $6,384.  The Company was incorporated on June 2, 2008 in the State of Florida and established a fiscal year end of August 31st.  The Company is a development stage company and is in the children’s entertainment business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Development Stage Company

The Company has not earned any revenue from operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in ASC Topic 915.  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity/(deficit) and cash flows disclose activity since the date of the Company’s inception.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Intellectual Property

The Company has capitalized costs in acquiring intellectual properties which consisted of $262,500 including thirty-five (35) individual children’s songs at August 31, 2010. The Company begins amortizing intellectual property costs, using the straight-line method over the estimated useful life of 3 years, once it is put into service. At August 31, 2010, the intellectual properties have not been put into service.

Fair Value

In accordance with the requirements of ASC Topic 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with ASC Topic 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising

The company expenses advertising as incurred.  The company has had no advertising since inception.

Property

The Company does not own or lease any real property.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In accordance with ASC Topic 230, this statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC Topic 230 upon creation of the company and expenses share based costs in the period incurred.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions.  Companies are also considered to be related if they are subject to common control or common significant influence.  The Company has these relationships.

Recent Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements through August 31, 2010 and believes that none of them, including those not yet effective, will have a material effect on the financial position or results of operations of the Company.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a deficit accumulated since inception (June 2, 2008) through August 31, 2010; of ($6,384).The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company has funded its initial operations, from inception to August 31, 2010, by way of issuing common shares.  As of July 31, 2010, the Company had issued 5,500,000 common shares, sold at $0.005 per share, for a total of $27,500. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The Company’s sole officer and director has committed to advancing certain operating costs of the Company.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with ASC Topic 825 and 820 the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 100,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of August 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 30, 2010, the sole officer and director of the Company purchased 1,000,000 shares of the common stock in the Company at $0.005 per share for $5,000. On July 31, 2010, eight (8) individuals (including four (4) minor aged children) purchased 4,500,000 shares of the common stock in the Company at $0.005 per share for $22,500.  These 4,500,000 common shares were issued as a deposit on an agreement to purchase intellectual properties and issued in accordance with the documents.

The Company has 5,500,000 shares issued and outstanding as at August 31, 2010

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. In accordance with ASC Topic 740 – Accounting for Income Tax and ASC Topic 605 - Accounting for Uncertainty in Income Taxes, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of August 31, 2010 are as follows:

August 31, 2010
Net operating loss carry forward	$6,384
Times Tax at Statutory rate	35%

Deferred Tax Asset	2,234
Valuation allowance	(2,234)

Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2028 and 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the period from June 2, 2008 (inception) through August 31, 2010 the former sole officer and director paid incorporation costs of $684 on behalf of the Company.  This was booked as a loan from related party. The loan is payable on demand and without interest.

The note payable is with a related party and is discussed further in Note 8.

The Company does not lease or rent any property.  Office space and services are provided without charge by an officer / shareholder.  Such costs are immaterial to the financial statements and , accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8 – NOTE PAYABLE

On July 31, 2010, the company acquired intellectual property for a total cost of $262,500. At closing, the company executed a promissory note in the amount of $240,000 having the following salient terms and conditions:

a)	The intellectual property secures the promissory note

b)

There is no stated interest rate, but interest is calculated as cash flow is receive by the company from any/all sources at $0.075 per song download and $0.125 per song from any/all sources including, but not limited to, compact disc (CD)

c)	There are no stated period payments of principle and the promissory note is due in its entirety July 31, 2015.

d)	The promissory note is executed in its entirety to Tammi Shnider as Trustee representing a total of eight (8) individuals (including four (4) minor aged children). Tammi Shnider is a related party.

NOTE 9 – SUBSEQUENT EVENTS

In September, 2010, the board of directors has approved a filing of a Form S-1 with the Securities and Exchange Commission to sell a maximum of 1,000,000 common shares at $0.025 per share to raise funding of $25,000. There are no assurances that this filing will become effective and, if deemed effective, the company itself can sell the shares accordingly.

We have evaluated events and transactions that occurred subsequent to August 31, 2010 through September 15, 2010, the date the financial statements were issued, for potential recognition or disclosure in the accompanying financial statements.  Other than the disclosures above, we did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

OUTSIDE BACK COVER:

PROSPECTUS

Subject To Completion: Dated ______, 2010

END FUEL CORP.

1,000,000 shares of common stock, no minimum / 1,000,000 maximum Offered at $0.025 per share

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration and filing fees	$1,500.00
Legal and Accounting	$3,700.00
Printing	$500.00

Total	$5,700.00

End Fuel Corp. is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Florida and our bylaws.

Under the statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Florida law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

July 30, 2010

We have issued 1,000,000 shares of common stock to Alfred Fernandez, our sole officer and director, for total consideration of $5,000, or $0.005 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We will spend a portion of the above proceeds ($5,000) to pay for costs associated with this prospectus.

July 31, 2010

We have issued 4,500,000 shares of common stock to Tammi Shnider and seven (7) other individuals (including four (4) minor aged children), for total consideration of $22,500, or $0.005 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

The 4,500,000 shares were issued as a down payment ($22,500) for the acquisition of intellectual properties having a total cost of $262,500, pursuant to the agreement executed by us on July 31, 2010.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	Articles of Amendment to Articles of Incorporation

3.3	By-Laws

5.1	Legal Opinion with Consent

10.1	Purchase Agreement dated July 31, 2010 / Intellectual Property

10.2	Subscription Agreement

23.1	Consent of Accountant

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.   That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miramar, Florida, USA on October, 8, 2010

END FUEL CORP.

By: /s/ Alfred Fernandez

Alfred Fernandez

President, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

End Fuel Corp.

By: /s/ Alfred Fernandez

Alfred Fernandez

President, Director

October 8, 2010